UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2020

PFIZER INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3619	13-5315170
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification No.)
incorporation)

235 East 42nd Street		10017
New York,	New York	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(212) 733-2323

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.05 par value	PFE	New York Stock Exchange
0.000% Notes due 2020	PFE20A	New York Stock Exchange
0.250% Notes due 2022	PFE22	New York Stock Exchange
1.000% Notes due 2027	PFE27	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01      Other Events

On February 11, 2020, Pfizer Inc. (“Pfizer”) issued a notice for the redemption in full of all $1,065,000,000 aggregate principal amount outstanding of its 4.20% Notes due 2047 (ISIN: XS1572326145; COMMON CODE: 157232614) (the “Notes”).

The Notes will be redeemed on March 17, 2020 at a “make-whole” redemption price as set forth in the indenture, as supplemented, pursuant to which the Notes were issued. On the redemption date, the redemption price will become due and payable on the Notes and, unless Pfizer defaults in the payment of the redemption price and accrued and unpaid interest, interest on the Notes will cease to accrue on and after the redemption date. The notice of redemption specifying the terms, conditions and procedures for the redemption is available through The Bank of New York Mellon, located at 240 Greenwich St., New York, New York 10286, as paying agent for the Notes. The foregoing does not constitute a notice of redemption for the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFIZER INC.

Dated: February 11, 2020	By:	/s/ Margaret M. Madden
Margaret M. Madden, Esq.
Senior Vice President and Corporate Secretary,
Chief Governance Counsel